CERTIFICATE OF MERGER
                               OF
                    PRESIDENTS TELECOM, INC.
                      a Nevada corporation
                                   and
             CENTRAL AMERICA FUEL TECHNOLOGY, INC.
                      a Nevada corporation



     The   undersigned  corporations,  PRESIDENTS  TELECOM,  INC.,  a  Nevada corporation ("PRTE"), and CENTRAL AMERICA FUEL TECHNOLOGY, INC., a Nevada corporation ("CAFT"), do hereby certify:

     1. PRTE is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on May 4, 1987.

     2. CAFT is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on July 14, 1997.

     3. PRTE and CAFT are parties to a Merger Agreement, as amended, pursuant to which CAFT will be merged with and into PRTE. Upon completion of the merger PRTE will be the surviving corporation in the merger and CAFT will be dissolved. Pursuant to the Merger Agreement the stockholders of CAFT will receive stock in PRTE.

     4. The Articles of Incorporation and Bylaws of PRTE as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of March 15, 2000, which sets forth the plan of merger providing for the merger of CAFT with and into PRTE is on file at the corporate offices of PRTE.

     6. A copy of the Merger Agreement will be furnished by PRTE on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of CAFT at a meeting held March 15, 2000.

     8. CAFT has 10,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of CAFT held March 15, 2000 all 10,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of PRTE at a meeting held March 15, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of PRTE is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of PRTE shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 15th day of March, 2000.


PRESIDENTS TELECOM, INC.                     CENTRAL AMERICA FUEL
a Nevada Corporation                    TECHNOLOGY, INC.
                                   a Nevada Corporation


By/s/ Alaxander Anderson                       By/s/ Anthony DeMint
    ALEXANDER ANDERSON, President                ANTHONY N. DeMINT, President


By/s/ Robert Hogarth                           By/s/ Anthony DeMint
    ROBERT HOGARTH, Secretary                    ANTHONY N. DeMINT, Secretary



STATE OF ______________)
                    )  SS:
COUNTY OF ____________)

     On 3/20/00 before me, a Notary Public, personally appeared ALEXANDER ANDERSON who is the President of PRESIDENTS TELECOM, INC., and who is
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Kenneth Sherk
                              ________________________________
                              Notary Public


STATE OF ______________)
                    )  SS:
COUNTY OF ____________)

     On 3/21/00 before me, a Notary Public, personally appeared ROBERT HOGARTH who is the Secretary of PRESIDENTS TELECOM, INC., and who is
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On 3/21/00 before me, a Notary Public, personally appeared  ANTHONY
N. DeMINT who is the President and Secretary of CENTRAL AMERICA FUEL TECHNOLOGY, INC. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public